SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 24, 2015

Date of Report (Date of Earliest Event Reported)

EF Hutton America, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Water Street, 7th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 742-5000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements

On June 18, 2015, the Company was informed by the SEC that the financial statements for the Form 10-K, as filed on April 15, 2015, and for the Form 10-Q, as filed on May 21, 2015 and as amended on May 22, 2015, should no longer be relied upon because of an error in such financial statements.  The financial statements as presented in these documents do not provide the discontinued operations information for the year ended December 31, 2013 and for the period from January 1, 2014 through the date of the spin-off.  The board of directors has discussed this with the Company’s independent accountant and will be amending these documents to include these updated financial statements.

Item 5.03 – Amendments to Articles of Incorporation

On April 24, 2015, the amendment to the Company’s articles of incorporation was declared effective.  The amendment changes the name of the Company from EFH Group, Inc. to EF Hutton America, Inc. and authorizes 10,000,000 preferred shares, par value $0.001.  The preferred shares may be issued from time to time in one or more series as determined by the Board of Directors.  All preferred shares shall be of equal rank and shall be identical, except as fixed by the Board of Directors for each series as provided herein.  All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, shall be cumulative.

The Board of Directors is hereby authorized, by resolution to provide, out of the unissued preferred shares, not allocated to any series of preferred shares, for one or more series of preferred shares.  Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution, the powers, designations, preferences and relative participation rights and the qualifications, limitations or restrictions thereof, if any, and the Board of Directors is expressly authorized and empowered to fix and determine any and all of the following provisions of the shares of such series:

1) The designation of such series and the number of shares which shall constitute such series;

2) The annual dividend rate, if any, payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

3) The price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

4)  The amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Company;

5) The sinking funds or mandatory redemption provisions, if any for the redemption or purchase of shares of such series;

6) The extent of the voting powers, if any, of the shares of such series;

7) The terms and conditions, if any, on which shares of such series may be converted into shares of the Company or any class or classes thereof; and

8) Any other preferences and relative participation rights, optional or other special rights, of shares of such series.

Item 9.01 – Exhibits

EX 3.1 – File stamped articles of incorporation changing the name of the Company from EFH Group, Inc. to EF Hutton America, Inc. and authorizing 10,000,000 preferred shares, par value $0.001, effective April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EFH Group, Inc.

By:      /s/ Christopher Daniels

Dated:

August 20, 2015

Christopher Daniels

Chief Executive Officer

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